Exhibit 23.3
Prator Bett, L.L.C.
Petroleum Engineers

712 min Street, Suite 1830
Houston, Texas 77002
Tel. (713) 224-1350
Fax. (713) 224-1351
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
We hereby consent to the reference to Prator Bett, L.L.C. and to the use by reference of information contained in our report dated January 19, 2005, presenting “Estimated Future Reserves and Revenues” effective December 31, 2004 (our Report) of certain properties then owned by NEG Operating L.L.C. in the “Supplementary Crude Oil and Natural Gas Reserves Information (Unaudited)” section of the NEG Energy Group, Inc. Annual Report on Form 10-K for the year ending December 31, 2005 (the Annual Report). However, since the estimates of crude oil and natural gas reserves set forth in our Report have been combined with reserve estimates of other petroleum consultants, we are necessarily unable to verify the accuracy of the reserves estimates contained in the aforementioned Annual Report.

/s/ M. Drayton Prator III
Prator Bett, L.L.C.

Houston, Texas
March 16, 2006